Exhibit 31.1
SARBANES-OXLEY CERTIFICATION
MARCH 26, 2008
Chase Mortgage Finance Corporation
194 Wood Avenue South
Iselin, NJ 08830
Re:	ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates
           I, Jerome A. Cipponeri, certify that:
     I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the above-referenced issuing entity (the “Exchange Act periodic reports”);
     1. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     2. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
     3. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements; and
     4. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
          In giving the certifications above, I have reasonably relied on information provided to me by JPMorgan Chase Bank, National Association and Chase Home Finance LLC.

CHASE MORTGAGE FINANCE CORPORATION
/s/ Jerome A. Cipponeri
Jerome A. Cipponeri
President and CEO (senior officer in charge of securitization of the depositor)